SCHEDULE 14C

                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No.___)

Check the appropriate box:

[X]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                         FOUNTAIN PHARMACEUTICALS, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

         1. Title of each class of securities to which transaction applies:

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         2.       Aggregate number of securities to which transaction applies:

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         3.       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:

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         4.       Proposed maximum aggregate value of transaction:

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[ ]      Check box if any part of the fee is offset as provided by Exchange Rule
         0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

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         2.       Form, Schedule or Registration Statement No.:

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         3.       Filing Party:

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         4.       Date Filed:

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

                         FOUNTAIN PHARMACEUTICALS, INC.
                       505 South Westland Avenue, Suite D
                              Tampa, Florida 33606
                                 ---------------

           Information Statement pursuant to sections 14(C) and 14(F)
                   of the securities and exchange act of 1934
                                 ---------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
                                ----------------

         This Information Statement (the "Information Statement") is being mailed on or about August 2, 2002 to the holders of record at the close of business on July 22, 2002, (the "Record Date") of the Class A and Class B common stock, $.001 par value per share (unless otherwise specified, collectively the "Common Stock") of Fountain Pharmaceuticals, Inc. (the "Company"), in connection with the Company's acquisition of SiriCOMM, Inc. ("SiriCOMM") (the "SiriCOMM Acquisition") and appointment of certain persons to the Board of Directors of the Company other than at a meeting of the shareholders of the Company.

         This Information Statement is also being mailed to the Company's shareholders in connection with a proposed action by written consent to authorize and approve:

         1. An amendment and restatement of the Company's Certificate of Incorporation which (a) changes the name of the Company to "SiriCOMM, Inc."; (b) combines the outstanding shares of Common Stock into a single class of Common Stock; (c) reverse splits the outstanding shares of the Company's Common Stock up to one-for-sixty (the "Reverse Split"); (d) decreases the par value of the Company's Common Stock resulting from the Reverse Split to $.001; (e) increases the number of shares of Common Stock the Company is authorized to issue to 50,000,000; and
                  (f) increase the number of shares of Preferred Stock, $.001 par value, the Company is authorized to issue from 2,000,000 to 5,000,000.

         2.       The adoption of the Company's 2002 Equity Incentive Plan.

         The sole member of the Board of Directors owns 3,500,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock. These shareholdings represent approximately 59.6% and 95.7%, respectively, of the total outstanding votes of all issued and outstanding Common Stock of the Company and was sufficient to take the proposed action on the Record Date. Dissenting shareholders do not have any statutory appraisal rights as a result of the action taken. The sole director has executed a written consent in favor of the proposed action on behalf of the shares of the Company which he owns. The sole director does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

         Pursuant to the provisions of Delaware law and the Company's Certificate of Incorporation, the amendments require the approval of a majority of such shares. Accordingly, the vote of the sole director is sufficient to approve these matters, which he believes is in the best interests of the Company and its shareholders. The corporate action will be effective 20 days after the mailing of this Information Statement.

         This Information Statement is being distributed pursuant to the requirements of Sections 14(c) and 14(f) of the Securities Exchange Act of 1934.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

               INFORMATION RELATING TO THE COMPANY'S COMMON STOCK

         The shares of Class A Common Stock and Class B Common Stock are the only class of voting securities of the Company outstanding. Each share of Class A Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. Each share of Class B Common Stock is entitled to five
(5) votes per share on all matters submitted to a vote of the shares. As of the Record Date, the Company had 5,875,795 shares of the Class A Common Stock outstanding and 104,505 shares of Class B Common Stock outstanding.

                        CHANGES OF CONTROL OF THE COMPANY

         On December 31, 2001 Park Street Acquisition Corporation ("Park Street"), a Florida corporation, acquired 2,000,000 shares of Class A Convertible Preferred Stock ("Preferred Stock") of Fountain Pharmaceuticals, Inc. (the "Company") from Fountain Holdings LLC ("Holdings") and all Common Stock Purchase Warrants (the "Warrants") in the name of Holdings to purchase shares of the Company's Class A Common Stock. The Preferred Stock converts into 1,264,151 shares of Class A Common Stock. The aggregate purchase price paid to Holdings was Twenty Thousand ($20,000) Dollars ("Purchase Price"), allocated $8,000 towards the purchase of the Preferred Stock and $12,000 towards the purchase of the Warrants. Simultaneously with the closing, Park Street and the Company agreed to retire the Warrants. Park Street has also returned the Preferred Sock to the Company. As of the Record Date no shares of Preferred Stock are issued or outstanding.

         Joseph S. Schuchert, Jr. ("Schuchert"), the principal shareholder of Holdings, in consideration of the Purchase Price, released and discharged the Company from its obligations due to him pursuant to a Credit Agreement dated as of December 31, 1998, and from any other debts or obligations owing Schuchert by the Company. As of September 30, 2001 the Company owed Schuchert $1,454,733 of principal and interest.

         Simultaneously with the transactions described above, Park Street acquired directly from the Company 3,500,000 shares of the Company's Class A Common Stock and 100,000 shares of the Company's Class B Common Stock for an aggregate purchase price of $180,000. The proceeds of this transaction were utilized by the Company to retire all of its remaining liabilities. As a result of the foregoing, Park Street became the "control person" of the Company, as that term is defined in the Securities Act of 1933, as amended.

         In connection with these transactions, the Board of Directors of the Company nominated Brendon K. Rennert to the Board of Directors and all former officers and directors delivered their letters of resignation to the Company. Mr. Rennert was named CEO, President and Secretary of the Company.

         As a result of the transactions described above, there are no shares of Preferred Stock issued and outstanding and Park Street owns 95.7% of the Class B Common Stock and 59.6% of the Class A Common Stock.

         By virtue of Park Street's ownership of the Company's aforementioned securities, it is able to elect new directors and officers either at a meeting of the shareholders or by written consent.

                               BOARD OF DIRECTORS

General

         Management of the Company, prior to the Acquisition (collectively referred to as "Prior Management") is set forth below:

         Name                               Position

         Brendon K. Rennert                 President, Treasurer, Secretary
                                             and Sole Director

         Prior Management will resign effective as of the closing of the Acquisition and the following individuals (collectively referred to as "New Management") will be nominated to assume the positions set forth next to their names:

         Name                      Age      Position

         Henry P. (Hank) Hoffman    51      President, CEO and Chairman
         David N. Mendez            41      Executive Vice President - Sales and
                                             Marketing and a Director
         Kory S. Dillman            31      Executive Vice President - Internet
                                             Business Development and a Director
         Tom Noland                 45      Executive Vice President -
                                             Administration, General Counsel,
                                             Secretary and a Director

Henry P. (Hank) Hoffman, President, CEO and Chairman

Mr. Hoffman co-founded SiriCOMM in January 2000 and has been its President, CEO and Chairman since SiriCOMM's inception. Mr. Hoffman has over twenty years experience in the transportation industry. Mr. Hoffman's most recent position was President and Chief Operating Officer of Hook Up, Inc. of Joplin, MO. In his four years with this niche motor carrier, profit margins expanded while gross revenue more than tripled. Mr. Hoffman credits his West Point background for enabling him to communicate with people at every level of an organization. From 1990 to 1995 Mr. Hoffman was President and COO of Tri-State Motor Transit, the nation's largest transporter of munitions for the U.S. Government. Under his direction the Tri-State business grew from $40 million to over $100 million annual revenue and a capacity base of over 750 drivers.

Prior to his term at Tri-State, he served in several Operations/Management positions with both Schneider National, Inc. and Viking Freight System. As an industry leader he has been a Vice President of the American Trucking Associations, President and Chairman of the Board of the Munitions Carriers Conference, member of the Board of Directors of the National Automobile Transporters Association, and Forum Co-Chairman of the National Defense Transportation Association. Prior to his trucking industry career, Mr. Hoffman served as an officer in the United States Army Field Artillery for six years where he completed two successful command assignments. Mr. Hoffman earned a Bachelor of Science degree from the United States Military Academy, West Point, NY and a Master of Business Administration from the University of Wisconsin, Oshkosh, WI.

David N. Mendez, Executive Vice President - Sales and Marketing and a Director

Mr. Mendez co-founded SiriCOMM in April 2000 and has been its Executive Vice President Sales and Marketing and a director since SiriCOMM's inception. Mr. Mendez has over nine years experience in telecommunications sales and marketing. Mr. Mendez's telecommunications expertise focuses on domestic and international data communication networks including Frame Relay and ATM infrastructures and Internet and intranet networks. Most recently he was National Sales Manager for DRIVERNet where he managed such national accounts as Ford, Kenworth, Peterbilt, Paccar Corporation, and Cue Paging. From 1995 to 1998 Mr. Mendez worked as a Major Account Manager for Sprint. In this position he secured long-term contracts with Tandy Corporation, Southwest Airlines, MaryKay Cosmetics, and DaisyTek International with a cumulative annual billing in excess of $20 million. In addition, Mr. Mendez managed MCI and Amway's co-marketing program with annual billings in excess of $60 million. Mr. Mendez graduated with a Bachelor of Science degree from Southwest Missouri State University, Springfield, MO.

Kory S. Dillman, Executive Vice President - Internet Business Development and a Director

Mr. Dillman co-founded SiriCOMM in April 2000 and has been its Executive Vice President - Internet Business Development and a director since SiriCOMM's inception. From 1996 to 1999 Mr. Dillman was Creative Director for DRIVERNet. In that position he successfully produced many of the intranet and Internet applications for DRIVERNet and its customers. He developed specific web-based products for Volvo Trucks North America, Kenworth, Peterbilt, Ambest, Caterpillar Engines, and TravelCenters of America. Prior to joining DRIVERNet Mr. Dillman was Art Director for Wendfall Productions. In this position he managed development for Sony Music and Ardent Records. Mr. Dillman earned a Bachelor of Fine Arts degree from the University of Tulsa, Tulsa, OK.

Tom Noland, Executive Vice President - Administration, General Counsel, Secretary and a Director

Mr. Noland joined SiriCOMM in November 2001 as its Executive Vice President - Administration, General Counsel and a Director. Mr. Noland was in private practice with the law firm of Spencer, Scott & Dwyer in Joplin for eleven years, focusing on the representation of business and banking clients in the areas of real estate transactions, creditors' rights and workers' compensation defense. Prior to joining SiriCOMM, he served as General Counsel to Hook Up, Inc. from 1997 through 2000. Mr. Noland received a Bachelor of Arts degree in history form Missouri Southern State College and a Juris Doctorate from the University of Tulsa.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 22, 2002, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock and Class B Common Stock. The following table indicates the beneficial ownership of such individuals numerically calculated based upon the total number of shares of Common Stock and Class B Common Stock outstanding and alternatively calculated based upon the percentage voting power allocated to such share ownership taking into account the disproportionate voting rights attributed to the Class B Common Stock. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all officers and directors, individually and as a group.

                                             Amount of                 Percent of            Percent of
Name and Address                       Beneficial Ownership(1)     Beneficial Ownership    Voting Power(2)
-----------------                      -----------------------     --------------------    ---------------
Park Street Acquisition Corporation          3,600,000(3)                  60.2%               62.5%(5)
P.O. Box 530246
St. Petersburg, FL  33747

Brendon K. Rennert                           3,600,000(3)                  60.2%               62.5%(5)
P.O. Box 530246
St. Petersburg, FL  33747

John C. Walsh                                1,257,100(4)                  21.0%               19.6%
9 North Pelican Drive
Avalon, NJ  08202

Joseph S. Schuchert, Jr.                         -0-                        -0-                  -0-
Fountain Holdings, LLC
c/o Eaglestone Capital Services, Inc.
400 Oceangate, Suite 1125
Long Beach, CA  90802

All Directors and Officers as a Group        3,600,000(3)                  60.2%               62.5%
(1 Persons)
----------------------

(1) Except as otherwise indicated, includes total number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants or the conversion of Preferred Stock pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934. Also reflects 5,980,301 shares of the Company's Common Stock (including Class B Common Stock) outstanding as of July 22, 2002.
(2) This column takes into account the disproportionate voting rights granted to the holders of the Class B Common Stock. Holders of Class B Common Stock are entitled to five (5) votes for every share held.
(3)  Includes 100,000 shares of Class B Common Stock.
(4) Includes 6,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $.625 per share. Does not include Common Stock options to purchase 18,000 shares at an exercise price of $.625 per share which were granted September 23, 1999 and which have not vested.

         On August 28, 2001, Park Street Acquisition Corporation and Brendon K. Rennert entered into a Pledge and Escrow Agreement (the "Loan Agreement") with Robert Smith to obtain the funds for the acquisition of the Class A Common Stock, Class B Common Stock and the Class A Convertible Preferred Stock (collectively the "Securities"). Pursuant to the terms of the Loan Agreement, the Securities acquired by Park Street are collateral for the collection of the $350,000 loan that is due March 31, 2002 with interest at 6% per annum. Pursuant to the Loan Agreement, Robert Smith may become the beneficial owner of the Securities following a default in the Loan Agreement. Prior to such default, Mr. Smith does not have voting or dispositive power with respect to the Securities.

                             EXECUTIVE COMPENSATION

Executive  Officers  and  Directors

         We currently do not pay any cash salaries to any officers or directors.

Summary  Compensation  Table

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 1999, 2000 and 2001. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                          SUMMARY COMPENSATION TABLE

                                                                                                       Long Term
                                                                  Annual Compensation                 Compensation
                                                   ----------------------------------------------   -----------------
                                                    Fiscal Year
                                                        Ended
Name and Principal Position                          September 30       Salary ($)      Bonus ($)    Options/SARS (#)
---------------------------                         -------------       ----------      ---------    ----------------
Gerald T. Simmons (1)                                     2001           $ 19,630          -0-                    -0-
Former Chief Executive Officer                            2000           $ 77,782          -0-               4,636(5)
and President                                             1999           $104,500        $ 5,000           344,744(5)

Christopher J. Whitaker (2)                               2001           $100,000          -0-                    -0-
Former Interim Chief Executive Officer                    2000           $124,442          -0-                    -0-
and Vice President of Operations                          1999           $110,962        $25,000            37,500(6)

Francis J. Werner (3)                                     2001           $ 97,750          -0-                    -0-
Interim Chief Executive & Financial Officer               2000           $ 97,991          -0-                    -0-
and Director of Finance and Administration                1999           $ 86,912          -0-                    -0-

John C. Walsh (4)                                         2001             -0-             -0-                    -0-
Director, Former Chairman, Chief Executive                2000             -0-             -0-                    -0-
Officer and President                                     1999           $130,962          -0-              24,000(7)
-----------------------

(1) Mr. Simmons resigned from his position as Chief Executive Officer and President on November 30, 2000. Mr. Simmons did not receive a severance arrangement. See Employment Arrangements and Change of Control.
(2) Mr. Whitaker was hired on March 30, 1998 as Director of Marketing. On August 3, 1998, Mr. Whitaker was appointed Vice President of Operations. Effective February 1, 2001 assumed the position as Interim Chief Executive Officer and Vice President of Operations. Effective July 6, 2001, Mr. Whitaker was terminated.
(3) Mr. Werner was hired on May 21, 1990 as Controller. On July 1, 1992 Mr. Werner was appointed Director of Finance and Administration. Effective February 1, 2001 assumed the position as Interim Chief Financial Officer and Director of Finance and Administration. Effective July 6, 2001 he assumed the position of Acting Chief Executive Officer. Effective December 31, 2001 Mr. Werner was terminated.
(4) Mr. Walsh resigned from his position as Chief Executive Officer and President on December 1, 1998. As part of his severance arrangement, Mr. Walsh received full salary and accompanying benefits through August 3, 1999. Mr. Walsh resigned from his position as a Director on December 31, 2001.
(5) Represents options to purchase Common Stock granted as of December 8, 1998, as adjusted as of September 30, 1999 for certain anti-dilution provisions pursuant to Mr. Simmons' employment agreement. The options have an exercise price of $.56 per share and a term expiring on December 8, 2003. The options vested 20% as of the date of grant with the balance vesting 20% on each anniversary of the date of grant.
(6) Represents option to purchase Common Stock granted as of December 8, 1998. The options have an exercise price of $.56 per share. 25,000 options vest 1/3 per year over a period of three years starting December 8, 1998 and expire on December 8, 2003. 12,500 options vest 1/3 per year over a period of three years starting December 8, 1999 and expire on December 8, 2003.
(7) Represents options to purchase Common Stock granted as of September 23, 1999. The options have an exercise price of $.625 per share. The options vest 25% per year over a period of 4 years, and expire on September 23, 2004.

                             OPTION/SAR GRANTS TABLE

                    Option/SAR Grants in the Last Fiscal Year

                                                    Individual Grants

                                                                              % of Total
                                                                             Options/SARs
                                                                              Granted to      Exercise or
                                               Fiscal     Options/SARs       Employees in     Base Price     Expiration
Name                                            Year       Granted (#)       Fiscal Year        ($/Sh)          Date
---------------------------------------------- -------- ------------------ ----------------- -------------- --------------
Gerald T. Simmons                               2001         -0-(1)              0.0%             -0-             -
Former Chief Executive Officer
and President

Christopher J. Whitaker                         2001         -0-(1)              0.0%             -0-             -
Former Interim Chief Executive Officer
and Vice President of Operations

Francis J. Werner                               2001         -0-(1)              0.0%             -0-             -
Interim Chief Executive & Financial Officer
and Director of Finance and Administration

John C. Walsh                                   2001         -0-(1)              0.0%             -0-             -
Director, Former Chairman, Chief Executive
Officer and President
-------------------

(1)  No options were granted during fiscal year 2001.

                                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                              Aggregated Options/SAR Exercises in Last Fiscal Year
                                               and FY-End Option/SAR Value
--------------------------------------------- ------- -------------- --------- ----------------------- -------------------

                                                                                                            Value of
                                                                                                          Unexercised
                                                                               Number of Unexercised      In-the-Money
                                                                                  Options/SARs at       Options/SARs at
                                                         Shares       Value          FY-End (#)          FY-End ($)(1)
                                              Fiscal   Acquired on   Realized      Exercisable /         Exercisable /
Name                                           Year   Exercise (#)     ($)         Unexercisable         Unexercisable
--------------------------------------------- ------- -------------- --------- ----------------------- -------------------
Gerald T. Simmons                              2001        -0-         -0-       (E) -0- / (U) -0-       (E)$0 / (U)$0
Former Chief Executive Officer
and President

Christopher J. Whitaker                        2001        -0-         -0-     (E)20,832 /(U) 16,668     (E)$0 / (U)$0
Former Interim Chief Executive Officer
and Vice President of Operations

Francis J. Werner                              2001        -0-         -0-      (E) 37,500 / (U) -0-     (E)$0 / (U)$0
Interim Chief Executive & Financial Officer
and Director of Finance and Administration

John C. Walsh                                  2001        -0-         -0-      (E) 12,000 / (U) 12,000   (E)$0 / (U)$0
Director, Former Chairman, Chief Executive
Officer and President
-------------------

(1) Based upon the closing price of the Company's Common Stock of $.02 per share as reported on the NASDAQ OTC Bulletin Board as of September 30, 2001.

         In addition to the foregoing, Mr. Rennert approved the Company's 2002 Equity Incentive Plan (the "Plan"). Additional information concerning the Plan is set forth under the caption "Approval of the 2002 Equity Incentive Plan," below.

             APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

         The Company's sole director approved an amendment and restatement to the Company's Certificate of Incorporation to (a) change the name of the Company to "SiriCOMM, Inc."; (b) combine the outstanding shares of Common Stock into a single class of Common Stock; (c) reverse split the outstanding shares of the Company's Common Stock up to one-for-sixty (the "Reverse Split"); (d) reduce the par value of the Company's Common Stock resulting from the Reverse Split to $.001; (e) increase the number of shares of Common Stock the Company is authorized to issue to 50,000,000; and (f) increase the number of shares of Preferred Stock, $.001 par value the Company is authorized to issue from 2,000,000 to 5,000,000. The sole board member, who holds approximately 59.6% of the Company's Common Stock and who holds approximately 95.7% of the Class B Common Stock has approved these actions and has consented to the taking of these actions without a meeting. A copy of the restated and amended Certificate of Incorporation substantially in the form it will be filed with the Secretary of the State of Delaware is attached hereto as Appendix A.

Change of Corporate Name

         The Company has entered into a Securities Exchange Agreement ("Securities Exchange Agreement") with shareholders owning 100% of SiriCOMM, Inc., a Missouri corporation ("SiriCOMM") regarding acquisition by the Company of all of the issued and outstanding common stock of SiriCOMM. At present it is anticipated that a closing will occur no later than September 30, 2002 and the sole director believes it is prudent to take the necessary corporate actions necessary to consummate the Acquisition. Information concerning SiriCOMM is set forth under the caption "Approval of the SiriCOMM Acquisition," below. In the event the closing does not occur, the Company will maintain its present name.

         The change of corporate name will become effective upon the filing with the Secretary of State of an amendment and restatement to the Company's Certificate of Incorporation which states that, upon the filing of the Certificate of Amendment the name of the Corporation will be "SiriCOMM, Inc."

Combination of Outstanding Shares of Common Stock into a Single Class

         The Company has two classes of Common Stock authorized and outstanding. At present there are 5,875,796 shares of Class A Common Stock issued and outstanding and 104,505 shares of Class B Common Stock issued and outstanding. The Company's sole officer and director owns 59.6% and 95.7% of the outstanding shares of Class A and Class B Common Stock, respectively. The two classes have the same relative rights, except that the Class B Common Stock has a disproportionate voting right whereby each share of Class B Common Stock represents five votes.

         As a result of the combination each share of Class B Common Stock outstanding at the effective time of the combination and Reverse Split will, without any action on the part of the holder thereof become a yet to be determined number of shares of New Common Stock, defined below.

         The sole officer and director of the Company does not believe it is in the Company's best interest to have a class of Common Stock with a disproportionate voting right and is willing to surrender these disproportionate rights and feels the elimination of the Class B Common Stock will simplify the capitalization of the Company.

Reverse Split and Reduction of Par Value

         As a result of the Reverse Split, each share of Common Stock outstanding at the effective time of the Reverse Split, will, without any action on the part of the holder thereof, become a fraction of a share based on the amount of the Reverse Split. By way of example, if the Board elects to effectuate a one-for-ten Reverse Split, each outstanding share will become one-tenth of a share of Common Stock, if the Board elects to effectuate a one-for-thirty Reverse Split, each outstanding share will become one-thirtieth of a share of Common Stock and if the Board elects to effectuate a one-for-sixty Reverse Split, each outstanding share will become one-sixtieth of a share of Common Stock. The amendment will also decrease the par value per share of the Company's common stock to $.001. The decrease in the par value per share will reduce the Company's capital stock accounts. For purposes of this description, the Common Stock, as presently constituted, is referred to as the "Old Common Stock" and the Common Stock resulting from the Reverse Split is referred to as the "New Common Stock."

         The Reverse Split will become effective upon the filing with the Secretary of State of an amendment and restatement to the Company's Certificate of Incorporation which states that, upon the filing of the Certificate of Amendment, each share of Old Common Stock then issued and outstanding would automatically become such fraction of a share of New Common Stock as determined by the Board.

         Principal Effects of the Reverse Split
         --------------------------------------

         The principal effects of the Reverse Split will be as follows:

         Based upon the 5,980,301 shares of Old Common Stock (including the shares of Class B Common Stock) outstanding on the Record Date, a Reverse Split of one-for-ten, one-for-thirty and one-for-sixty would decrease the outstanding shares of Old Common Stock by 90%, 96.7% and 98.3% respectively, and, upon the effectiveness of the Reverse Split and the completion of the Acquisition approximately 11,660,003 shares of New Common Stock would be outstanding based on a one-for-sixty Reverse Split, 11,759,665 shares of New Common Stock would be outstanding based on a one-for-thirty Reverse Split and 12,158,361 shares of New Common Stock would be outstanding based on a one-for-ten Reverse Split.

         The Company will obtain a new CUSIP number for the New Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, each yet to be determined number of shares of Old Common Stock, without any action on the part of the holder, will represent one share of New Common Stock.

         Subject to the provisions for elimination of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Old Common Stock.

         The Certificate of Restatement and Amendment of the Company's Certificate of Incorporation will be filed with the Secretary of State of Delaware ten days after the mailing of this Information Statement. The Reverse Split would become effective as of the date of such filing (the "Effective Date").

         Purposes of the Reverse Stock Split
         -----------------------------------

         The Reverse Split will decrease the number of shares of Old Common Stock outstanding and presumably increase the per share market price for the New Common Stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

         Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

         In addition, there are not a sufficient number of authorized but unissued shares of Common Stock to consummate the Acquisition. The sole director believes that the Reverse Split and Acquisition is in the best interest of the Company and its shareholders. The Company requires additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the Common Stock is higher than the current Common Stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the Common Stock price or that the Company will be able to complete any financing following the Reverse Split.

         Exchange of Certificate and Elimination of Fractional Share Interests
         ----------------------------------------------------------------------

         On the Effective Date, shares of Old Common Stock will automatically be combined and changed into one share of New Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split. Shareholders will be requested to exchange their certificates representing shares of Old Common Stock held prior to the Reverse Split for new certificates representing shares of New Common Stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Old Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of Old Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date of the Reverse Split with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares of New Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of New Common Stock, will, upon surrender of their certificates representing shares of Old Common Stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of up to sixty shares of Old Common Stock (depending upon the amount of the Reverse

Split) as a result of the Reverse Split will on the Effective Date no longer be shareholders of the Company. The Board of Directors had determined that the fair value of the Common Stock will be based on the closing price of the Common Stock on the OTC-Bulletin Board on the Effective Date (as adjusted to reflect the Reverse Split) or, if there are no reported sales on such date, the average of the last reported high bid and low asked price on such day shall be used.

         Federal Income Tax Consequences of the Reverse Split
         ----------------------------------------------------

         The combination of shares of the Old Common Stock into one share of New Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the Old Common Stock will be transferred to the New Common Stock received in exchange therefor.

         Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

         This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Change in Authorized Capital Stock

         The sole director has approved an amendment to the Company's Certificate of Incorporation which would change the number of authorized shares of Common Stock, and the par value to $.001 per share. The number of authorized common shares would be increased to 50,000,000 shares. In addition, the amendment will eliminate the Class A Preferred Stock and increase the number of authorized shares of Preferred Stock from 2,000,000 to 5,000,000 shares. As of the Record Date there were no shares of Preferred Stock issued or outstanding.

         Discussion of the Amendment
         ---------------------------

         Under the Company's Certificate of Incorporation, the Board of Directors of the Company has authority to issue authorized and unissued shares of Common and Preferred Stock without obtaining approval from the holders of the Common Stock. The holders of the Company's Common Stock and Preferred Stock do not have preemptive rights. The Preferred Stock provisions give the Board of Directors broad authority to issue shares of Preferred Stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of Common Stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

         Because of the broad powers granted to the Board of Directors to issue shares of Preferred Stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of Preferred Stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

         The Board of Directors of the Company believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible issuance of Common Stock, convertible Preferred Stock or convertible debt securities in connection with a possible financing of the Company's business or an acquisition, although, except for the Securities Exchange Agreement with SiriCOMM and 100,000 New Common Shares reserved for issuance upon the conversion of an outstanding convertible debenture, the Company has no plans, arrangements, understanding or commitments with respect to the issuance of such shares.

Approval Required

         The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. As discussed above, the Company's sole director, who holds approximately 59.6% of the votes of the Company's outstanding Common Stock and 95.7% of the outstanding Class B Common Stock has consented to this amendment. He has executed a written consent voting those shares in favor of the proposed amendment. The sole director does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

                            APPROVAL OF THE COMPANY'S
                        2002 INCENTIVE STOCK OPTION PLAN

         The Company's sole director adopted a 2002 Equity Incentive Plan (the "Plan"). The written consent approved the Plan. There are no awards outstanding under the Plan. A complete copy of the Plan is attached hereto as Appendix B.

         Shareholders should note that certain disadvantages may result from the adoption of the Plan, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

                      APPROVAL OF THE SIRICOMM ACQUISITION

The Company's sole director has approved the SiriCOMM Acquisition.

Information About The Acquisition

         In the proposed SiriCOMM Acquisition, SiriCOMM and the Company will merge, with SiriCOMM surviving the merger, as the accounting acquirer. (See Anticipated Accounting Treatment, below). If the SiriCOMM Acquisition is completed, shares of SiriCOMM common stock outstanding immediately prior to the merger will be converted into shares of the Company's Common Stock, as follows:

On the Record Date, there were 5,980,301 shares of the Company's Common Stock outstanding, including 104,505 shares of Class B Common Stock. Pursuant to the Securities Exchange Agreement, the Company is obligated to issue 9,623,195 shares of New Common Stock to the SiriCOMM shareholders in exchange for 100% of the issued and outstanding shares of SiriCOMM. Additionally, pursuant to the Securities Exchange Agreement, the Company has agreed to issue 1,937,136 shares of New Common Stock to retire $500,000 of convertible debentures issued by SiriCOMM. Accordingly, after the amendment and closing with SiriCOMM, the new combined entity will have between 11,660,003 and 12,158,361 shares of New Common Stock issued and outstanding based on a Reverse Split between one-for-sixty and one-for-ten. As a result of this transaction, SiriCOMM stockholders will become stockholders of the Company and will no longer have any interest in SiriCOMM other than through their interests in shares of the post-merger combined organization. We anticipate that the closing date of this transaction will occur as promptly as practicable following all regulatory approvals.

Information About SiriCOMM

         SiriCOMM was organized under the laws of the State of Missouri in April 2000. SiriCOMM's principal executive office is located at 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804. Its telephone number is (417) 626-9961.

         SiriCOMM is engaged in the development of broadband wireless applications service provider technologies serving the marine and highway transportation industries. The Company's current development activities include integrating multiple technologies including satellite communications, the Internet (and intranets), wireless networking, and productivity enhancing software into commercially viable products and services for its target industries.

         The Company's patent pending network architecture enables subscribers to transmit data at speeds 20 to 100 times faster than other wireless solutions. Moreover, the Company's unique software solutions leverage this ultra high-speed data network to deliver significant cost reduction and productivity improvement opportunities to users. From its central hub server co-located at the satellite teleport the Company receives and transmits data on a "point to broadcast" high-speed network between multiple wireless local area networks installed in strategic locations. For a flat, low monthly fee subscribers have access to a suite of productivity software, the Internet, e-mail, proprietary company intranet information, etc. The network supports multiple user devices to include 802.11b-compatible Palm OS(TM) wireless hand held devices for the most mobile subscribers. SiriCOMM's technologies are expected to become commercially available before the end of the year 2002.

Development of SiriCOMM's Business and Products

         Since SiriCOMM's inception in April of 2000, its founders have focused their efforts principally in three key areas--product development, pre-market demonstrations to potential customers, and the formation of critical industry alliances. The results of this disciplined approach are significant. First, a working prototype of the broadband wireless network and applications software was developed and refined into a highly marketable product. Patent applications are on file for the entire end-to-end system. Second, demonstrations of the prototype to qualified potential customers reaffirmed the feasibility of the network and the solid need for its unique services. Without exception, customers who participated in the demonstrations indicated their intent to acquire the SiriCOMM product. And third, management has secured the solid support of key industry decision-makers and technology leaders.

         The first generation of SiriCOMM products can significantly improve the availability, timeliness, and accuracy of communications and decision support tools for most of the nation's law enforcement agencies, the 500,000+ yachts, and the 4.0 million trucks that operate in North America. In later phases, SiriCOMM products can improve communications and cost efficiency for 12 million trucks, countless yachters and law officers worldwide. Ultimately, with minor modifications, the SiriCOMM products are applicable in any industry requiring mobile communications from remote locations, such as recreational vehicles and construction sites.

         SiriCOMM intends to charge a monthly subscription fee of $49.95 per user per month for its services.

         The five principal components of the SiriCOMM service include:

         1. An I.E.E.E. 802.11 standard compatible wireless device (PC or Palm OS(TM)) for the users. The 802.11 is a wireless standard governed by the Institute of Electrical and Electronics Engineers that operates in the 2.4 Gh unregulated frequency spectrum;
         2. Wireless transmission and receiving equipment installed in strategic locations such as marinas, truck stops, weigh stations, and major shipper facilities;
         3.       Access to the AMC-6 geo-synchronous satellite;
         4.       Proprietary software processes and applications; and
         5. Broadband wireless channels that enable transmission of extremely large amounts of data at speeds 20 to 100 times faster than current wireless solutions.

         Users can connect to the SiriCOMM network whenever they are within range (up to approximately one-half mile) of one of the access locations. While in range, the subscriber has wireless, universal access to the Internet and to the marina, agency, or fleet intranet, if one exists. For a low, fixed monthly subscription fee subscribers can communicate unlimited amounts of data and messages to their homes, offices, or client support centers using SiriCOMM's high-speed wireless network.

Anticipated Accounting Treatment

         We expect to account for the SiriCOMM Acquisition as a recapitalization of the equity of SiriCOMM, which in principle is equivalent to the issuance of stock by SiriCOMM for the net monetary assets of the Company. We will apply this accounting treatment because the Company is a non-operating public shell and because SiriCOMM stockholders will own the majority of the outstanding common stock of the combined company following the transaction.

                        HISTORICAL FINANCIAL INFORMATION

         The Historical Financial Statements required by Item 310 (c) of Regulation S-B pertaining to SiriCOMM are part of this Information Statement.

                              PRO FORMA INFORMATION

         The Pro Forma Financial Information required by Item 310(d) of Regulation S-B showing the effect on the Company and SiriCOMM as a result of the transaction are part of this Information Statement.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

               INFORMATION ACCOMPANYING THIS INFORMATION STATEMENT

         The following documents filed with the Commission are being mailed to the Company's shareholders along with this Information Statement:

         1.       Form 10-KSB report for the year ended September 30, 2001.

         2.       Form 10-QSB report for the three months ended March 31, 2002.





                                                              Brendon K. Rennert
                                                              Sole Director

July ___, 2002


Attachments:

Appendix A  -  Form of Amended and Restated Certificate of Incorporation
Appendix B  -  2002 Equity Incentive Plan

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
SiriCOMM, Inc.

We have audited the accompanying balance sheet of SiriCOMM, Inc. (the "Company"), a development stage enterprise, as of September 30, 2001, and the related statements of operations, stockholders' deficit and cash flows for the year ended September 30, 2001 and for the periods from inception (April 24, 2000) through September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SiriCOMM, Inc. at September 30, 2001, and the results of its operations and its cash flows for the year ended September 30, 2001 and for the periods from inception (April 24, 2000) through September 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company is in the development stage and has not yet earned revenues from operations, and has a working capital and equity deficiencies of $797,020 and $865,903, respectively, at March 31, 2002 (unaudited). These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plans related to these conditions are also discussed in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.


                                       /s/ Aidman, Piser & Company, P.A.


Tampa, Florida
June 11, 2002

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS


                                     ASSETS

                                                                               March 31,
                                                                                 2002               September 30,
                                                                              (Unaudited)                2001
                                                                         --------------------    --------------------
Current assets:
   Cash and cash equivalents                                             $            87,936     $               895
   Prepaid expenses and other current
     assets                                                                           29,670                       -
                                                                         --------------------    --------------------
     Total current assets                                                            117,606                     895

Furniture and equipment, net of accumulated
   depreciation (2002, $12,179; 2001, $8,415)                                         68,953                  30,558
                                                                         --------------------    --------------------

                                                                         $           186,559     $            31,453
                                                                         ====================    ====================

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Current maturities of notes payable and long-term debt                $           741,070     $            98,078
                                                                         --------------------    --------------------
   Accounts payable                                                                   38,497                  55,993
   Due to shareholders                                                                26,000                  29,471
   Accrued expenses                                                                  109,059                  38,346
                                                                         --------------------    --------------------
     Total current liabilities                                                       914,626                 221,888

Notes payable and long-term debt, less current maturities                            137,836                       -
                                                                         --------------------    --------------------

     Total liabilities                                                             1,052,462                 221,888
                                                                         --------------------    --------------------

Commitments                                                                                -                       -

Stockholders' deficit:
   Common stock, $1 par value, 10,000 shares
     authorized and issued                                                            10,000                  10,000
   Additional paid-in capital                                                        483,912                 668,553
   Accumulated deficit during the development stage                               (1,326,602)               (868,988)
   Treasury stock, 222 shares at cost                                                (33,213)                      -
                                                                         --------------------    --------------------

     Total stockholders' deficit                                                    (865,903)               (190,435)
                                                                         --------------------    --------------------

                                                                         $           186,559     $            31,453
                                                                         ====================    ====================


                                         See notes to financial statements.

                                                        F-2

                                                 SIRICOMM, INC.
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                            STATEMENTS OF OPERATIONS


                                                   Six months ended March 31,                   From Inception (April 24, 2000) to
                                                 ------------------------------  Year ended     -----------------------------------
                                                       2002            2001      September 30,    September 30,      September 30,
                                                   (Unaudited)     (Unaudited)       2001              2000              2001
                                                 --------------  --------------  -------------    --------------     ------------
Net sales                                        $           -   $           -   $          -     $           -      $         -

Operating expenses:
  General and administrative                            74,242          43,188        160,748            74,156          234,904
  Salaries and consulting fees                         270,236          77,075        175,525           271,543          447,068
  Research and development                              46,066          28,132         73,787            50,205          123,992
  Write-off of note receivable                               -          50,000         50,000                 -           50,000
  Depreciation                                           4,521           2,498          5,928             2,487            8,415
                                                 --------------  --------------  -------------    --------------     ------------
     Total operating expenses                          395,065         200,893        465,988           398,391          864,379
                                                 --------------  --------------  -------------    --------------     ------------

Operating loss                                        (395,065)       (200,893)      (465,988)         (398,391)        (864,379)
Interest expense                                       (12,549)         (1,475)        (4,609)                -           (4,609)
Loan costs                                             (50,000)              -              -                 -                -
Income tax expense                                           -               -              -                 -                -
                                                 --------------  --------------  -------------    --------------     ------------

Net loss                                             ($457,614)      ($202,368)     ($470,597)        ($398,391)       ($868,988)
                                                 ==============  ==============  =============    ==============     ============

Net loss per share, basic and diluted                     ($48)           ($20)          ($47)            ($112)           ($104)
                                                 ==============  ==============  =============    ==============     ============

Weighted average shares, basic and diluted               9,530           9,906          9,945             3,572            8,396
                                                 ==============  ==============  =============    ==============     ============

Unaudited pro-forma presentation applicable to conversion from an S Corporation to C Corporation:

Net loss before proforma income tax expense          ($457,614)      ($202,368)     ($470,597)        ($398,391)       ($868,988)

Pro-forma income tax expense                                 -               -              -                 -                -
                                                 --------------  --------------  -------------    --------------     ------------

Pro-forma net loss                                   ($457,614)      ($202,368)     ($470,597)        ($398,391)       ($868,988)
                                                 ==============  ==============  =============    ==============     ============

Pro-forma net loss per share                              ($48)           ($20)          ($47)            ($112)           ($104)
                                                 ==============  ==============  =============    ==============     ============


                                         See notes to financial statements.

                                                       F-3

                                                 SIRICOMM, INC.
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                            STATEMENTS OF CASH FLOWS


                                                Six months ended March 31,                      From Inception (April 24, 2000) to
                                               ---------------------------        Year Ended    ----------------------------------
                                                   2002           2001           September 30,    September 30,     September 30,
                                               (Unaudited)     (Unaudited)            2001             2000              2001
                                                ----------     ----------          ---------        ----------        ----------
Cash flows from operating activities:
  Net loss                                      $ (457,614)    $ (202,368)        $ (470,597)        ($398,391)       $ (868,988)
    Adjustments to reconcile net loss to
     net cash flows from operating activities:
       Depreciation                                  4,521          2,498              5,928             2,487             8,415
       Amortization of loan costs                   50,000              -                  -                 -                 -
       Stock-based compensation                      9,000              -                  -                 -                 -
       Settlement expense funded from debt
         assumption                                      -              -             28,000                 -            28,000
       Write-off of note receivable                      -         50,000             50,000                 -            50,000
       Changes in assets and liabilities:
         Current assets                             (3,000)        26,656                  -                 -                 -
         Current liabilities                        53,217           (544)            11,403            54,936            66,339
                                                ----------     ----------          ---------        ----------        ----------
Net cash flows from operating activities          (343,876)      (123,758)          (375,266)         (340,968)         (716,234)
                                                ----------     ----------          ---------        ----------        ----------

Cash flows from investing activities:
  Acquisition of furniture and equipment           (44,324)             -            (13,999)          (24,974)          (38,973)
  Proceeds from sale of furniture and
     equipment                                       1,408              -                  -                 -                 -
                                                ----------     ----------          ---------        ----------        ----------
Net cash flows from investing activities           (42,916)             -            (13,999)          (24,974)          (38,973)
                                                ----------     ----------          ---------        ----------        ----------

Cash flows from financing activities:
  Issuance of note receivable                            -        (50,000)           (50,000)                -           (50,000)
  Borrowings under line of credit, net                   -              -             97,043                 -            97,043
  Proceeds from long-term debt                     527,304         72,500                  -             1,035             1,035
  Payment of loan costs                            (50,000)             -                  -                 -                 -
  Advances from officers                            (3,471)             -             51,853           363,834           415,687
  Proceeds from sale of common stock                     -        100,000            289,004             3,333           292,337
                                                ----------     ----------          ---------        ----------        ----------
Net cash flows from financing activities           473,833        122,500            387,900           368,202           756,102
                                                ----------     ----------          ---------        ----------        ----------

Change in cash                                      87,041         (1,258)            (1,365)            2,260               895
Cash, beginning of period                              895          2,260              2,260                 -                 -
                                                ----------     ----------          ---------        ----------        ----------
Cash, end of period                             $   87,936     $    1,002          $     895        $    2,260        $      895
                                                ==========     ==========          =========        ==========        ==========

                                         See notes to financial statements.

                                                       F-4

                                                 SIRICOMM, INC.
                                        (A DEVELOPMENT STAGE ENTERPRISE)
                                        STATEMENTS OF CASH FLOWS (CONTINUED)


                                                Six months ended March 31,                      From Inception (April 24, 2000) to
                                               ---------------------------        Year Ended    ----------------------------------
                                                   2002           2001           September 30,    September 30,     September 30,
                                               (Unaudited)     (Unaudited)            2001             2000              2001
                                                ----------     ----------          ---------        ----------        ----------

     SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                          $    1,517     $    1,474          $   3,464        $        3        $    3,467
                                                ==========     ==========          =========        ==========        ==========

  SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

Conversion of debt to 6,372.5 shares
  of common stock                               $        -     $        -          $       -        $  386,220        $        -
                                                ==========     ==========          =========        ==========        ==========

Acquisition of 1694.5 shares of treasury stock
  for a note payable                            $  253,524     $        -          $       -        $        -        $        -
                                                ==========     ==========          =========        ==========        ==========

Issuance of 889 shares of treasury common
  stock for services                            $   26,670     $        -          $       -        $        -        $        -
                                                ==========     ==========          =========        ==========        ==========

Issuance of 300 shares of treasury stock for
  services                                      $    9,000     $        -          $       -        $        -        $        -
                                                ==========     ==========          =========        ==========        ==========

Advances from officers                          $   (3,471)    $        -          $  51,853        $  363,834        $  415,687
                                                ==========     ==========          =========        ==========        ==========


                                         See notes to financial statements.

                                                        F-5

                                                         SIRICOMM, INC.
                                                (A DEVELOPMENT STAGE ENTERPRISE)
                                              STATEMENTS OF STOCKHOLDER'S DEFICIT
                                THE PERIOD FROM INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000,
                           THE YEAR ENDED SEPTEMBER 30, 2001 AND THE SIX MONTHS ENDED MARCH 31, 2002



                                                                       Additional                                    Total
                                               Common Stock             Paid-in     Treasury     Accumulated     Stockholders'
                                             Shares       Amount        Capital      Stock          Deficit         Deficit
                                             ------       ------     ------------  ----------   -------------    -------------
Issuance of founder shares at
  inception                                    3,333    $  3,333     $        -    $       -     $          -      $    3,333
  Conversion of debt to equity                 6,372       6,372        379,844                                       386,216
  Net loss for the period                          -           -              -            -         (398,391)       (398,391)
                                              ------    --------     ----------    ---------     ------------      ----------

Balances, September 30, 2000                   9,705       9,705        379,844            -         (398,391)         (8,842)
  Issuance of common stock                       295         295        288,709            -                -         289,004
  Net loss for the year                            -           -              -            -         (470,597)       (470,597)
                                              ------    --------     ----------    ---------     ------------      ----------

Balances, September 30, 2001                  10,000      10,000        668,553            -         (868,988)       (190,435)
  Treasury stock acquisition                       -           -              -     (253,524)               -        (253,524)
  Issuance of stock from treasury shares           -           -       (184,641)     220,311                -          35,670
  Net loss for the period                          -           -              -            -         (457,614)       (457,614)
                                              ------    --------     ----------    ---------     ------------      ----------

Balances, March 31, 2002 (unaudited)          10,000    $ 10,000     $  483,912    $ (33,213)    $ (1,326,602)     $ (865,903)
                                              ======    ========     ==========    =========     ============      ==========


                                         See notes to financial statements.

                                                      F-6

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


1.   Nature of operations and summary of significant accounting policies:

     Nature of operations:

     SiriCOMM, Inc, (the Company), incorporated in the State of Missouri on April 24, 2000, is engaged in the development of a broadband wireless application service technologies intended for use in the marine and transportation industries. The Company's development activities include integrating multiple technologies including satellite communications, the Internet, wireless networking, and productivity enhancing software into commercially viable products and services. The Company expects to complete development activities and commence revenue generating activities in 2002.

     Reporting periods:

     The Company operated under a calendar reporting year in 2000 and, in 2001, changed its fiscal year to November 30. In connection with the merger discussed in Note 9, the Company has presented its financial information on a September 30 fiscal year and anticipates an adoption of that fiscal year for future financial reporting purposes.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim financial information:

     The financial statements at March 31, 2002 and for the six months ended March 31, 2002 and March 31, 2001, including related amounts in footnotes, are unaudited, but in the opinion of management reflect all normal and recurring adjustments necessary for a fair presentation of the results of those periods. Operating results for the six months ended March 31, 2002 are not necessarily an indication of the results that may be expected for the year ended September 30, 2002.

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


1. Nature of operations and summary of significant accounting policies (continued):

     Financial instruments:

     The carrying value of the Company's financial instruments, including cash, accounts payable, and notes, approximate their fair market values.

     Cash and cash equivalents:

     SiriCOMM considers all securities purchased with original maturities of three months or less to be cash equivalents.

     Furniture and equipment:

     Furniture and equipment is depreciated using the straight-line method over the estimated useful life of 5 years.

     Stock-based compensation:

     The Company accounts for compensation costs associated with stock options issued to employees under the provisions of Accounting Principles Board Opinion No. 25 ("APB25") whereby compensation is recognized to the extent the market price of the underlying stock at the grant exceeds the exercise price of the option granted. Stock-based compensation to non-employees is accounted for using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation.

     Research and development costs:

     The Company incurs costs, principally paid to outside consultants, associated with computer software to be marketed in the future. Costs incurred in connection with establishing technological feasibility have been expensed as research and development costs. Costs incurred subsequent to establishing technological feasibility, including coding and testing, will be capitalized.

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


1. Nature of operations and summary of significant accounting policies (continued):

     Pro forma income taxes:

     The operations of the Company are included in the personal income tax returns of the stockholders under Subchapter S of the Internal Revenue Code. The unaudited pro forma income tax information assumes that the Company was taxed as a C Corporation. For these purposes, the Company has used the asset and liability method in accounting for income taxes, prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The transaction described in Note 8 will result in the revocation of the S Corporation election.

     Loss per share:

     Basic and diluted loss per share is computed by dividing net loss by weighted average number of common shares outstanding during the periods presented.

2.   Liquidity and managements' plans:

     These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business.

     The Company is in the development stage of operations, has a working capital and net equity deficiency, is in default on $626,078 of its loan agreements and has not yet generated revenues through June 11, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Losses to date have been funded through short term borrowings, $500,000 of which are convertible into stock.

     The Company is focused on commercialization of its principal products, which will require debt or equity financing in the near-term. Management is currently in negotiations to obtain such funding and in the process of finalizing a merger agreement with an existing public company shell.

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


2.   Liquidity and managements' plans (continued):

     Subsequent to March 31, 2002, the Company has raised an additional $500,000 (unaudited), which it believes will be adequate to sustain operations through September 15, 2002. Upon completion of an anticipated merger, discussed in Note 8, management believes it will be able to raise an additional $6 to $10 million, which will be used to finalize its development stage activities and commence marketing activities. Management anticipates revenue generating activities to commence in July 2002.

     There can be no assurances that the Company will be successful in obtaining additional debt or equity financing in order to achieve its financial objectives or to commence revenue generating activities as outlined above. The financial statements do not include any adjustments to the carrying amounts of assets and the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

3.   Unaudited pro forma income taxes:

     Unaudited pro forma income taxes consists of the following:

                                                                                 From Inception
                                                               Year Ended      (April 24, 2000) to
                                 Six months ended March 31,   September 30,      September 30,
                                    2002           2001           2001                2000
                                 ------------  ------------- ----------------  -------------------
Current income taxes             $         -   $          -  $             -   $                -
Deferred income taxes:
  Benefit of net operating loss
     and start-up costs              182,100         57,100          147,250              149,400
  Deferred income taxes                  200            300            1,250                  300
  Change in valuation allowance     (182,300)       (57,400)        (148,500)            (149,700)
                                 ------------  ------------- ----------------  -------------------
                                 $         -   $          -  $             -   $                -
                                 ============  ============= ================  ===================

                                                 F-10

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


3.   Unaudited pro forma income taxes (continued):

     Unaudited pro forma deferred tax assets consists of the following:
                                                                                 From Inception
                                                               Year Ended      (April 24, 2000) to
                                 Six months ended March 31,   September 30,      September 30,
                                    2002           2001           2001                2000
                                 ------------  ------------- ----------------  -------------------
Net operating loss carryforward
  and start-up costs             $   182,100   $     57,100  $       147,250   $          149,400
Book depreciation in excess of
  tax                                    200            300            1,250                  300
Less: valuation allowance           (182,300)       (57,400)        (148,500)            (149,700)
                                 ------------  ------------- ----------------  -------------------
                                 $         -   $          -  $             -   $                -
                                 ============  ============= ================  ===================

4.   Notes payable and long-term debt:

     Notes payable and long-term debt consist of the following at:

                                                                                      March 31,
                                                                                        2002               September 30,
                                                                                     (unaudited)                2001
                                                                                  -----------------       --------------
         Note payable, former stockholder, bearing interest at 2.5%, unsecured, interest and principal due in monthly installments of $10,000 through
         May 2004.                                                                 $      252,828          $         -

         Note payable, bearing interest at 4%, unsecured, interest due monthly, principal due March 15, 2002; convertible into common shares equaling
         4.25% of the Company's outstanding shares of stock on the date that
         the holder exercises its option.                                                 250,000                    -

                                      F-11

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


4.   Notes payable and long-term debt (continued):
                                                                                      March 31,
                                                                                        2002               September 30,
                                                                                     (unaudited)                2001
                                                                                  -----------------       --------------
         Note payable, bearing interest at 4%, unsecured, interest due monthly, principal due March 15, 2002; convertible into common shares equaling
         3.5% of the Company's outstanding shares of stock on the date that the
         holder exercises its option.                                                     250,000                    -

         Line of credit, interest at 7%, secured by receivables of the Company
         (currently existing or thereafter acquired) and personally guaranteed by the stockholders of the Company, due June 20, 2003, or upon demand
         by the bank.                                                                     126,078                    -

         Line of credit, interest at prime plus .5% (6.5% at September 30,
         2001), secured by receivables (currently existing or thereafter acquired) of the Company and personally guaranteed by the stockholders
         of the Company, refinanced in December 2001.                                           -               98,078
                                                                                  -----------------       --------------
                                                                                          878,906               98,078

         Less: current maturities of notes payable and long-term debt                    (741,070)             (98,078)
                                                                                  $       137,836         $          -
                                                                                  =================       ==============

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


4.   Notes payable and long-term debt (continued):

     Original maturities of notes payable and long-term debt are as follows:

     Year ending September 30,
                  2002                          $    741,070   $     98,078
                  2003                                58,584              -
                  2004                                79,252              -
                                                -------------  -------------
                                                $    878,906   $     98,078
                                                =============  =============

     The Company was not in compliance with terms and provisions of its credit agreements as of June 11, 2002. The Company has $626,078 of outstanding debt currently in default. Management believes that $500,000 of this debt will be liquidated through a conversion to equity in connection with the merger discussed in Note 8.

5.   Stockholders' deficit:

     At inception 3,333 shares of stock were issued to the founding stockholders at par value. During 2000, 6,372.5 additional shares of stock were issued to these same stockholders in satisfaction of then outstanding advances, equivalent to $60 per share.

     During 2001, the Company commenced equity raising activities and sold an aggregate of 294.5 shares of stock at prices ranging from $500 to $2,000 per share.

     In December 2001, the Company repurchased 1,694.5 shares of stock at an aggregate cost of $150 per share in connection with a stockholder dispute, which is further discussed in Note 7.

     Subsequent to September 30, 2001, 283.5 treasury shares were reissued pursuant to an anti-dilution clause, which stated that if the Company sells shares in the Company to an investor that represents more than a 2.5% interest in the Company and such investor pays an amount less than $2,000 per share, the Company shall issue additional shares to the investor so the investor will own the number of shares that represent the investor's total subscription amount divided by the valuation per share of the subsequent sale of an equity interest in the Company.

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


5.   Stockholders' deficit (continued):

     Subsequent thereto, 300 treasury shares of stock were issued for legal services rendered and valued at $30 per share based on the value of stock to be issued in connection with the pending merger discussed in Note 9. Furthermore, 889 treasury shares were issued in exchange for services associated with the aforementioned merger and have been reflected as prepaid expenses in the accompanying 2002 unaudited balance sheet.

     Cumulative stockholders' deficit information for the period from inception (April 24, 2000) to March 31, 2002 (unaudited) is as follows:

                                                        Shares      Amount
                                                        ------  -------------
         Issuance of founders share                      3,333  $       3,333
         Conversion of debt to equity                    6,372        386,216
         Issuance of common stock                          295        289,004
         Treasury stock acquisition                         -        (253,524)
         Issuance of stock from treasury shares             -          35,670
         Net loss                                           -      (1,326,602)
                                                        ------  -------------
                                                        10,000  $    (865,903)
                                                        ======  =============

6.   Related party transactions:

     During 2001, the Company was a defendant in a suit filed by a founding stockholder. This suit was settled on December 21, 2001. As part of the settlement agreement the Company agreed to reimburse the former stockholder $22,000 for out-of-pocket expenses and $15,000 in compensation for services previously performed and repurchase all shares of common stock owned by this stockholder. The Company paid $10,000 in December 2001 in connection with the settlement and issued a note payable for the remaining balance due, payable over a 29 month period. At September 30, 2001, the Company accrued the out-of-pocket expenses and compensation expense, which is included in accounts payable in the accompanying balance sheet.

     In addition, as part of the settlement agreement the Company assumed a $28,000 note payable which has been accrued as general and administrative expense at September 30, 2001. On December 18, 2001, the existing bank line of credit agreement and the note payable of $28,000 were consolidated into a single line of credit.

                                 SIRICOMM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED),
             THE YEAR ENDED SEPTEMBER 30, 2001, AND THE PERIOD FROM
               INCEPTION (APRIL 24, 2000) TO SEPTEMBER 30, 2000


7.   Commitments:

     In February 2002, the Company entered into five executive employee agreements with certain officers/directors. As part of these agreements the Company is obligated to pay these shareholders aggregate compensation of $650,000 annually through February 2005.

8.   Subsequent events:

     During April 2002, the Company entered into a merger agreement with Fountain Pharmaceuticals, Inc. (FPI), a public company shell corporation. FPI will receive all of the outstanding shares of the Company in exchange for the issuance of an aggregate of 9,623,195 post-split shares of FPI's common stock, $.001 par value, representing approximately 77% of the post-closing, post-split issued and outstanding shares of FPI stock. The Company anticipates that the transaction will be consummated in July 2002.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial statements of Fountain Pharmaceutical, Inc. give effect to SiriCOMM Acquisition as if such transaction had been effected as at March 31, 2002, in the case of the pro forma condensed consolidated balance sheet, and at the beginning of the respective periods, in the case of the pro forma condensed consolidated statements of operations for the year ended September 30, 2001 and the six months ended March 31, 2002. The historical information of Fountain Pharmaceutical, Inc. has been derived from the audited financial statements included its Annual Report on Form 10-KSB for the year ended September 30, 2001 and the unaudited condensed financial statements included in its Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002, each accompanying this Information Statement. The historical information of SiriCOMM has been derived from the audited and unaudited financial information contained elsewhere herein. The unaudited pro forma consolidated financial information is based upon the assumptions and adjustments described in the accompanying notes to unaudited pro forma consolidated financial information.

Unaudited pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the SiriCOMM Acquisition occurred at the beginning of the periods reported.

                                               FOUNTAIN PHARMACEUTICALS, INC. AND
                                                         SIRICOMM, INC.
                                         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         March 31, 2002

                                                                                                      Pro Forma         Pro Forma
                                                  Fountain      SiriCOMM, Inc.                       Adjustments       Consolidated
                                                -------------   -------------                       -------------      ------------
                             Assets
Current assets:
    Cash and cash equivalents                   $      68,315   $      87,936            [B]        $     500,000      $    656,251
    Prepaid expenses and other assets                       -          29,670         [B,C,E, F]                -            29,670
                                                -------------   -------------                       -------------      ------------
    Total current assets                               68,315         117,606                             500,000           685,921
                                                -------------   -------------                       -------------      ------------

Furniture and equipment, net of accumulated
  depreciation                                              -          68,953                                   -            68,953
                                                -------------   -------------                       -------------      ------------
                                                $      68,315   $     186,559                       $     500,000      $    754,874
                                                =============   =============                       =============      ============

     Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses         $           -   $     147,556           [E]         $      50,000      $    197,556
  Current maturities of notes payable and
    long-term debt                                          -         741,070          [B,D]             (500,000)          241,070
  Due to shareholders                                       -          26,000                                                26,000
  6% Convertible Debenture                            100,000               -                                   -           100,000
                                                -------------   -------------                       -------------      ------------
    Total current liabilities                         100,000         914,626                            (450,000)          564,626
                                                -------------   -------------                       -------------      ------------
Note payable and long-term debt,
  less current maturities                                   -         137,836                                               137,836
                                                -------------   -------------                       -------------      ------------

Stockholders' equity:
   Preferred Stock                                      2,000               -                                                 2,000
  Common stock                                          5,981          10,000         [A,C,D,F]            (4,321)           11,660
  Additional paid-in capital                       17,270,506         483,912      [A,B,D,E,F,G]      (16,415,857)        1,338,561
  Accumulated deficit                             (17,310,172)     (1,326,602)          [G]            17,310,172        (1,326,602)
  Treasury stock, at cost                                   -         (33,213)          [F]                33,114               (99)
                                                -------------   -------------                       -------------      ------------
    Total stockholders' equity                        (31,685)       (865,903)                            923,108            25,520
                                                -------------   -------------                       -------------      ------------

                                                $      68,315   $     186,559                       $     473,108      $    727,982
                                                =============   =============                       =============      ============
See Accompanying Notes.

                                                                    F-17

                                FOUNTAIN PHARMACEUTICALS, INC. AND SIRICOMM, INC.
                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE SIX MONTHS ENDED MARCH 31, 2002


Revenues                                     $               -    $                 -     $              - $                -
                                             -----------------    -------------------     ---------------- ------------------
Cost of sales                                                -                                                              -
                                             -----------------    -------------------     ---------------- ------------------
Gross profit                                                 -                      -                    -                  -
                                             -----------------    -------------------     ---------------- ------------------

Operating expenses:
 General and administrative                             52,844                 74,242                    -            127,086
 Salaries and consulting fees                                -                270,236                    -            270,236
 Research and Development                                    -                 46,066                                  46,066
 Depreciation and amortization                               -                  4,521                                   4,521
 Selling                                                     -                      -                                       -
                                             -----------------    -------------------     ---------------- ------------------
    Total operating expenses                            52,844                395,065                    -            447,909
                                             -----------------    -------------------     ---------------- ------------------
Loss from operations                                   (52,844)              (395,065)                   -           (447,909)
                                             -----------------    -------------------     ---------------- ------------------

Other income (expense)
  Interest income                                            -                                                              -
  Interest expense                                     (22,667)               (12,549)                                (35,216)
  Loan costs                                                                  (50,000)                                (50,000)
  Other income (expense)                                 3,993                      -                    -              3,993
                                             -----------------    -------------------     ---------------- ------------------
                                                       (18,674)               (62,549)                   -            (81,223)
                                             -----------------    -------------------     ---------------- ------------------

Net loss from continuing operations          $         (71,518)   $          (457,614)    $              - $         (529,132)
                                             =================    ===================     ================ ==================


Pro forma loss per common share                                                                            $            (0.05)
                                                                                                           ==================

Weighted average number of shares                                                                                  11,660,002
                                                                                                           ==================

See Accompanying Notes.

                                        FOUNTAIN PHARMACEUTICALS, INC. AND SIRICOMM, INC.
                                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                              FOR THE YEAR ENDED SEPTEMBER 30, 2001


                                                                                              Pro Forma              Pro Forma
                                            Fountain               SiriCOMM                  Adjustments           Consolidated
                                            --------               --------                  -----------           ------------
Revenues                                 $       666,754      $            -      [H]   $       (666,754)       $            -
                                         ---------------      --------------            ----------------        --------------

Cost of sales                                    120,185                                $       (120,185)                    -
                                         ---------------      --------------            ----------------        --------------

Gross profit                                     546,569                   -                    (546,569)                    -
                                         ---------------      --------------            ----------------        --------------

Operating expenses:
 General and administrative                      290,826             160,748      [H]            (90,826)              360,748
 Salaries and consulting fees                          -             175,525                           -               175,525
 Research and Development                        157,000              73,787      [H]           (157,000)               73,787
 Write-off of note receivable                                         50,000                                            50,000
 Depreciation and amortization                   194,387               5,928      [H]           (194,387)                5,928
 Selling                                         426,686                          [H]           (426,686)                    -
                                         ---------------      --------------            ----------------        --------------
    Total operating expenses                   1,068,899             465,988                    (868,899)              665,988
                                         ---------------      --------------            ----------------        --------------

Loss from operations                            (522,330)           (465,988)                    322,330              (665,988)
                                         ---------------      --------------            ----------------        --------------

Other income (expense)
  Interest income                                  7,000                                                                 7,000
  Interest expense                              (269,061)             (4,609)                                         (273,670)
  Other income (expense)                          14,083                   -                           -                14,083
                                         ---------------      --------------            ----------------        --------------
                                                (247,978)             (4,609)                          -              (252,587)
                                         ---------------      --------------            ----------------        --------------

Loss from continuing operations                 (770,308)           (470,597)                    322,330              (918,575)

Discontinued operations                                                          [H]            (322,330)             (322,330)
                                         ---------------      --------------            ----------------        --------------

Net loss                                 $     (770,308)       $    (470,597)           $              -        $   (1,240,905)
                                         ==============        =============            ================        ==============


Pro forma loss per common share                                                                                 $        (0.11)
                                                                                                                ==============

Weighted average number of shares                                                                                   11,660,002
                                                                                                                ==============
See Accompanying Notes.

                                                         F-19

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

NOTE 1. THE SIRICOMM ACQUISITION

In the proposed SiriCOMM Acquisition, SiriCOMM and the Company will merge, with SiriCOMM surviving the merger, as the accounting acquirer. (See Anticipated Accounting Treatment, below). If the SiriCOMM Acquisition is completed, shares of SiriCOMM common stock outstanding immediately prior to the merger will be converted into shares the Company's Common Stock, as follows. On the Record Date, there were 5,980,301 shares of the Company's Common Stock outstanding, including 104,505 shares of Class B Common Stock. Pursuant to the Securities Exchange Agreement, the Company is obligated to issue the equivalent of 577,391,565 shares of Old Common Stock (9,623,195 shares of New Common Stock) to the SiriCOMM shareholders in exchange for 100% of the issued and outstanding shares of SiriCOMM. Additionally, pursuant to the Securities Exchange Agreement, the Company has agreed to issue the equivalent of 116,228,160 shares of Old Common Stock (1,937,136 shares of New Common Stock) to retire $500,000 of convertible debentures issued by SiriCOMM. Accordingly, after the amendment and closing with SiriCOMM, the new combined entity will have approximately 11,660,003 shares of New Common Stock issued and outstanding. As a result of this transaction, SiriCOMM stockholders will become stockholders of the Company and will no longer have any interest in SiriCOMM other than through their interests in shares of the post-merger combined organization.

The accompanying pro forma financial information assumes that the SiriCOMM Acquisition will be accounted for as a recapitalization of the equity of SiriCOMM, which in principle is equivalent to the issuance of stock by SiriCOMM for the net monetary assets of the Company. We will apply this accounting treatment because the Company is a non-operating public shell and because SiriCOMM stockholders will own the majority of the outstanding common stock of the combined company following the transaction.

NOTE 2. SUMMARY OF PRO FORMA ADJUSTMENTS

[A]        Common Stock                                                         5,881
             Additional paid-in capital                                                            5,881

           To record 1 for 60 reverse split and change in par value


[B]        Cash                                                               500,000
             Convertible debt                                                                    500,000

           To record proceeds received from convertible debt & stock offering costs


[C]        Investment in subsidiary                                             9,623
             Common stock                                                                          9,623

           To record acquisition of subsidiary through issuance of 9,623,195 post-split shares


[D]        Convertible debentures                                           1,000,000
             Common Stock                                                                          1,937
             Additional Paid-in capital                                                          998,063

           To record conversion of convertible promissory notes into 1,937,136 shares



[E]        Additional paid-in capital                                          76,670
             Accounts payable                                                                     50,000
             Stock offering costs                                                                 26,670

           To record additional costs associated with completing the reorganization and reflect these costs as a reduction of additional paid-in capital


[F]        Common stock                                                        10,000
             Treasury stock                                                                       33,114
             Investment in subsidiary                                                              9,623
             Additional paid-in capital                                        32,737                  -

           To eliminate common and treasury stock of subsidiary

[G]        Additional paid-in capital                                      17,310,172
             Accumulated deficit                                                              17,310,172

           To eliminate accumulated deficit of parent at date of acquisition to reflect the recapitalization of subsidiary

                                      F-21

[H]        Revenue                                                            666,754
             Cost of sales                                                                       120,185
             Research and development expenses                                                   157,000
             Selling                                                                             426,686
             Depreciation and amortization                                                       194,387
             General and administrative                                                           90,826
           Loss from discontinued operations                                  322,330

           To reclassify operations of parent as discontinued operations


                                                                      Appendix A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FOUNTAIN PHARMACEUTICALS, INC.


         Fountain Pharmaceuticals, Inc., a corporation organized and existing under the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Fountain Pharmaceuticals, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 23, 1989 and the name under which the corporation was originally incorporated was DFW Technologies, Inc. The name of the corporation was changed to Fountain Pharmaceuticals, Inc. on April 10, 1989. On November 13, 1989 the corporation restated its Certificate of Incorporation to authorize, among other things, its Class B Common Stock.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:

                  (a) combining its Class A common stock, $.001 par value, and Class B common stock, $.001 par value, into one single class of common stock.

                  (b) combining each _____ outstanding shares of common stock, $.001 par value into one share of new common stock and reducing the resulting par value of such stock to $.001.

                  (b) increasing the number of authorized shares of common stock, $.001 par value, to 50,000,000;

                  (c) increasing the number of authorized shares of preferred stock, $.001 par value, from 2,000,000 to 5,000,000; and

                  (d) setting forth certain matters relating to the designation of the relative rights, powers and preferences of qualification, limitations and restrictions of one or more series of preferred stock.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                   "ARTICLE 1

         The name of this corporation is SIRICOMM, INC.

                                    ARTICLE 2

         The address of its registered offices in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 4

         The total number of shares of stock of all classes which the Corporation has authority to issue is 55,000,000 shares, of which 50,000,000 shares shall be common stock, with a par value of $.001 per share ("Common Stock"), and 5,000,000 shares shall be preferred stock, with a par value of $.001 per share ("Preferred Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                 PREFERRED STOCK

         Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the General Corporation Law of the State of Delaware as in effect on the date hereof or as hereafter amended. The vested authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

                           (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

                           (b) the annual dividend rate, if any, on shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

                           (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (d) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

                           (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, any stock of any series of the same class or any other class or classes or any evidence of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                           (f) whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

                           (g) the rights of the shares of such series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

                           (h) whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                           (i) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series.

         Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

                                  COMMON STOCK

         Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:

                           (a) dividends may be declared and paid or set apart for payment upon Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;

                           (b) the holders of Common Stock shall have the exclusive right to vote for the election of directors (other than in the case of newly created directorships and vacancies, which shall be filled solely by the remaining directors as set forth in Article 6 hereof) and on all other matters requiring stockholder action, each share being entitled to one vote; and

                           (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

                DENIAL OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING

         No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

         No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                    ARTICLE 5

         The Corporation is to have perpetual existence.

                                    ARTICLE 6

         All power of the Corporation shall be vested in and exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and stockholders, it is further provided:

         A. ELECTIONS OF DIRECTORS. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         B. NUMBER, ELECTION AND TERMS OF DIRECTORS. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time pursuant to the Bylaws. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall hold office until the next annual meeting at which their successors are elected and qualified or until their earlier resignation or removal.

         C. REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having preference over Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, at any regular meeting or special meeting called expressly for that purpose, any director or the entire Board of Directors may be removed with or without cause and a successor or successors appointed by vote of the holders of in excess of fifty percent (50%) of the shares then issued and outstanding and entitled to vote at an election of directors.

         Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director's term as a director of the
Corporation: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the Corporation in a manner of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetence directly affects his or her ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

         D. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders or by consent in writing of the holders required to take such action. Except as otherwise required by law and subject to the rights of holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

         E. BYLAW AMENDMENTS. The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws (except so far as the Bylaws adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

         F. LIABILITY OF DIRECTORS.

                  1. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article 6 shall not eliminate or limit the liability of a director of the Corporation: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  2. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided by the provisions of this Section F of this Article 6.

                  3. Any amendment, repeal or modification of this Section F of this Article 6 shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification.

                  4. The Corporation shall be obligated at all times to maintain the effectiveness of Bylaw provisions providing for the mandatory indemnification of the directors of the Corporation to the maximum extent permitted by the General Corporation Law of the State of Delaware.

                                    ARTICLE 7

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation."

         4. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         5. As of the date of this Certificate, there are outstanding 5,875,796 shares of common stock, $.001 par value, 104,505 shares of Class B Common Stock, $.001 par value and no shares of the Corporation's preferred stock, $.001 par value. Upon filing of this Certificate of Amendment and Restatement, each share of Class A and Class B common stock, $.001 par value, outstanding shall be converted into ____ shares of new common stock, $.001 par value.

         IN WITNESS WHEREOF, said Fountain Pharmaceuticals, Inc. has caused this Certificate to be signed by Brendon K. Rennert, its President this ____ day of May, 2002.

                                              FOUNTAIN PHARMACEUTICALS, INC.


                                              By:
                                                  ------------------------------
                                                     Name:  Brendon K. Rennert
                                                     Title:    President

                                                                      Appendix B

                         FOUNTAIN PHARMACEUTICALS, INC.

                           2002 EQUITY INCENTIVE PLAN


                                ARTICLE I - PLAN


         1.1 PURPOSE. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 RULE 16B-3 PLAN. The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

         1.3 EFFECTIVE DATE OF PLAN. The Plan shall be effective May 15, 2002 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.


                            ARTICLE II - DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "AWARD" means each of the following granted under this Plan:
Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award.

         2.3 "BONUS STOCK AWARD" means an Award of Bonus Stock.

         2.4 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.5 "CHANGE IN CONTROL" shall mean and include the following transactions or situations:

         (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company's securities pursuant to a firm commitment shall not be a Change of Control.

         (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

         (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

         (d) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

         (e) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         (f) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.7 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors or by the Board of Directors in its entirety.

         2.8 "COMPANY" means Fountain Pharmaceuticals, Inc.

         2.9 "CONSULTANT" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

         2.10 "DISINTERESTED PERSON" means a "disinterested person" as that term is defined in Rule 16b-3 under the 1934 Act.

         2.11 "ELIGIBLE PERSONS" shall mean, with respect to the Plan, those persons who, at the time that an Award is granted, are (i) key personnel (including officers and directors) of the Company or Affiliate, or (ii) Consultants or independent contractors who provide valuable services to the Company or Affiliate as determined by the Committee.

         2.12 "EMPLOYEE" means a person employed by the Company or any Affiliate to whom an Award is granted.

         2.13 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the Nasdaq National Market System; or (c) if the Stock is not listed on the Nasdaq National Market System, the average of the high and low bid quotations for the Stock on that date as reported by the National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to
(x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

         2.14 "INCENTIVE OPTION" means an option to purchase Stock granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

         2.15 "NONQUALIFIED OPTION" means an option to purchase Stock granted under this Plan other than an Incentive Option.

         2.16 "OPTION" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

         2.17 "OPTION AGREEMENT" means the written agreement by and between the Company and an Eligible Person which sets out the terms of an Option.

         2.18 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies Section 162(m) of the Code.

         2.19 "PLAN" means the Fountain Pharmaceuticals, Inc. 2002 Equity Incentive Plan, as set out in this document and as it may be amended from time to time.

         2.20 "PLAN YEAR" means the Company's fiscal year.

         2.21 "PERFORMANCE STOCK AWARD" means an award of shares of Stock to be issued to an Eligible Person if specified predetermined performance goals are satisfied as described in Article VII.

         2.22 "RESTRICTED STOCK" means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

         2.23 "RESTRICTED STOCK AGREEMENT" means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to Article VI.

         2.24 "RESTRICTED STOCK AWARD" means an Award of Restricted Stock.

         2.25 "RESTRICTED STOCK PURCHASE PRICE" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Restricted Stock Purchase Price shall be determined by the Committee. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

         2.26 "STOCK" means the common stock of the Company, $.001 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.27 "STOCK APPRECIATION RIGHT" and "SAR" means the right to receive the difference between the Fair Market Value of a share of Stock on the grant date and the Fair Market Value of the share of Stock on the exercise date.

         2.28 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.


                            ARTICLE III - ELIGIBILITY

         The individuals who shall be eligible to receive Awards shall be those Eligible Persons of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Award or to receive Stock, Options, Stock Appreciation Rights or any Performance Stock Award under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Disinterested Person or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Award under this Plan or under other similar plans of the Company.


               ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

         4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant to those Eligible Persons of the Company or any of its Affiliates as it shall from time to time determine, Awards under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Award to be granted to an Eligible Person shall be determined by the Committee.

         4.2 SHARES SUBJECT TO PLAN. The total number of shares of Stock set aside for Awards may be granted under the Plan shall be 3,000,000 shares. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to options or stock appreciation rights which may be issued to any eligible person under the plan during each plan year shall be determined by the Committee. The maximum number of shares subject to restricted stock awards which may be granted to any eligible person under the plan during each plan year shall be determined by the Committee. The maximum number of shares subject to performance stock awards which may be granted to any eligible person during each plan year shall be determined by the Committee. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. In the event that any outstanding Award shall expire or terminate for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

         4.3 NON-TRANSFERABILITY. Awards shall not be transferable by the Eligible Person otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Eligible Person's lifetime, only by him. Restricted Stock shall be purchased by and/or become vested under a Restricted Stock Agreement during the Eligible Person's lifetime, only by him. Any attempt to transfer an Award other than under the terms of the Plan and the Agreement shall terminate the Award and all rights of the Eligible Person to that Award.

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Eligible Person or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

         (a) The existence of outstanding Options or Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Eligible Person to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         (b) If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan:

                  (i) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised;

                  (ii) the Board of Directors may waive any limitations set out in or imposed under this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and

                  (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any merger, consolidation, liquidation, sale or other disposition, if (i) notice of cancellation shall be given to each holder of an Option and (ii) each holder of an Option shall have the right to exercise that Option in full (without regard to any limitations set out in or imposed under this Plan or the Option Agreement granting that Option) during a period set by the Board of Directors preceding the effective date of the merger, consolidation, liquidation, sale or other disposition and, if in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Stock issuable on exercise of the Options, the Board of Directors may limit the exercise of the Options to the number of shares of Stock, if any, as may be issued without registration. The method of choosing which Options may be exercised, and the number of shares of Stock for which Options may be exercised, shall be solely within the discretion of the Board of Directors.

         (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Eligible Person shall be entitled to have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

         (d) In each situation described in this Section 4.5, the Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

         (e) The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

         4.6 ELECTION UNDER SECTION 83(B) OF THE CODE. No Employee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Committee. Any Employee doing so shall forfeit all Awards issued to him under this Plan.


                ARTICLE V - OPTIONS AND STOCK APPRECIATION RIGHTS

         5.1 TYPE OF OPTION. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

         5.3 DURATION OF OPTIONS AND SARS. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date the Option or SAR is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

         5.4 AMOUNT EXERCISABLE -- INCENTIVE OPTIONS. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, and further provided that no Option may be exercisable within six (6) months of the date of grant, unless otherwise stated in the Option Agreement. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

         (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares,

         (b) Stock at its Fair Market Value on the date of exercise, (if approved in advance by the Committee),

         (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee),

         (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Committee), and/or

         (e) any other form of payment which is acceptable to the Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

         As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

         5.6 STOCK APPRECIATION RIGHTS. All Eligible Persons shall be eligible to receive Stock Appreciation Rights. The Committee shall determine the SAR to be awarded from time to time to any Eligible Person. The grant of an SAR to be awarded from time to time shall neither entitle such person to, nor disqualify such person, from participation in any other grant of awards by the Company, whether under this Plan or any other plan of the Company. If granted as a stand-alone SAR Award, the terms of the Award shall be provided in a Stock Appreciation Rights Agreement.

         5.7 STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS. Stock Appreciation Rights may, at the discretion of the Committee, be included in each Option granted under the Plan to permit the holder of an Option to surrender that Option, or a portion of the part which is then exercisable, and receive in exchange, upon the conditions and limitations set by the Committee, an amount equal to the excess of the Fair Market Value of the Stock covered by the Option, or the portion of it that was surrendered, determined as of the date of surrender, over the aggregate exercise price of the Stock. The payment may be made in shares of Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. Stock Appreciation Rights may be exercised only when the Fair Market Value of the Stock covered by the Option surrendered exceeds the exercise price of the Stock. In the event of the surrender of an Option, or a portion of it, to exercise the Stock Appreciation Rights, the shares represented by the Option or that part of it which is surrendered, shall not be available for reissuance under the Plan. Each Stock Appreciation Right issued in tandem with an Option
(a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the Fair Market Value of a share of Stock at the time the Stock Appreciation Right is exercised, (c) is transferable only when the underlying Option is transferable, and under the same conditions, and (d) may be exercised only when the underlying Option is eligible to be exercised.

         5.8 CONDITIONS OF STOCK APPRECIATION RIGHTS. All Stock Appreciation Rights shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including by way of illustration but not by way of limitation, restrictions on transferability, requirement of continued employment, individual performance, financial performance of the Company or payment of any applicable employment or withholding taxes.

         5.9 PAYMENT OF STOCK APPRECIATION RIGHTS. The amount of payment to which the Eligible Person who reserves an SAR shall be entitled upon the exercise of each SAR shall be equal to the amount, if any by which the Fair Market Value of the specified shares of Stock on the exercise date exceeds the Fair Market Value of the specified shares of Stock on the date of grant of the SAR. The SAR shall be paid in either cash or Stock, as determined in the discretion of the Committee as set forth in the SAR agreement. If the payment is in Stock, the number of shares to be paid shall be determined by dividing the amount of such payment by the Fair Market Value of Stock on the exercise date of such SAR.

         5.10 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option or SAR agreement, Options and SAR granted to Employees shall terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death, retirement under the then established rules of the Company, or severance for disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

         5.11 DEATH. If, before the expiration of an Option or SAR, the Eligible Person, whether in the employ of the Company or after he has retired or was severed for disability, or otherwise dies, the Option or SAR shall continue until the earlier of the Option's or SAR's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option or SAR agreement. After the death of the Eligible Person, his executors, administrators or any persons to whom his Option or SAR may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's or SAR's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option or SAR's agreement.

         5.12 RETIREMENT. Unless it is expressly provided otherwise in the Option Agreement, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his retirement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it will become a Nonqualified Option by operation of law. Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one day less than one year after his retirement. In the event of retirement, the Employee shall have the right prior to the termination of the Nonqualified Option to exercise the Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement. Upon retirement, an SAR shall continue to be exercisable for the remainder of the term of the SAR agreement.

         5.13 DISABILITY. If, before the expiration of an Option or SAR, the Employee shall be severed from the employ of the Company for disability, the Option or SAR shall terminate on the earlier of the Option's or SAR's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option or SAR agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option or SAR to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability, unless it is expressly provided otherwise in the Option Agreement.

         5.14 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.15 RELOAD OPTIONS. Without in any way limiting the authority of the Board of Directors or Committee to make or not to make grants of Options hereunder, the Board of Directors or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Eligible Person to a further Option (a "Reload Option") in the event the Eligible Person exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Reload Option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the Option the exercise of which gave rise to such Reload Option or (ii) one year from the date of grant of the Reload Option; and (c) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Reload Option which is an Incentive Option and which is granted to a 10% Stockholder, shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Reload Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Reload Option may be an Incentive Option or a Nonqualified Option, as the Board of Directors or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Reload Option as an Incentive Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in the Plan and in Section 422(d) of the Code. There shall be no Reload Options on a Reload Option. Any such Reload Option shall be subject to the availability of sufficient shares under Section 4.2 herein and shall be subject to such other terms and conditions as the Board of Directors or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

         5.16 NO RIGHTS AS STOCKHOLDER. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                      ARTICLE VI - RESTRICTED STOCK AWARDS

         6.1 RESTRICTED STOCK AWARDS. The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

         6.2 RESTRICTIONS. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

         (a) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse
(i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

         (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

         (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

         (d) unless stated otherwise in the Restricted Stock Agreement,

                  (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and

                  (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

         6.3 STOCK CERTIFICATE. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                  "The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the Fountain Pharmaceuticals, Inc. 2002 Equity Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

         6.4 RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

         6.5 LAPSE OF RESTRICTIONS. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

         6.6 RESTRICTION PERIOD. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.


                     ARTICLE VII - PERFORMANCE STOCK AWARDS

         7.1 AWARD OF PERFORMANCE STOCK. The Committee may award shares of Stock, without any payment for such shares, to designated Eligible Persons if specified performance goals established by the Committee are satisfied. The terms and provisions herein relating to these performance based awards are intended to satisfy Section 162(m) of the Code and regulations issued thereunder. The designation of an employee eligible for a specific Performance Stock Award shall be made by the Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations). The Committee shall establish the maximum number of shares of Stock to be issued to a designated Employee if the performance goal or goals are met. The Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

         7.2 PERFORMANCE GOALS. Performance goals determined by the Committee may be based on specified increases in cash flow, net profits, Stock price, Company, segment or Affiliate sales, market share, earnings per share, return on assets, and/or return on stockholders' equity.

         7.3 ELIGIBILITY. The employees eligible for Performance Stock Awards are the senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

         7.4 CERTIFICATE OF PERFORMANCE. The Committee must certify in writing that a performance goal has been attained prior to issuance of any certificate for a Performance Stock Award to any Employee. If the Committee certifies the entitlement of an Employee to the Performance Stock Award, the certificate will be issued to the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. However, payment may be made in shares of Stock, in cash, or partly in cash and partly in shares of Stock, as the Committee shall decide in its sole discretion. If a cash payment is made in lieu of shares of Stock, the number of shares represented by such payment shall not be available for subsequent issuance under this Plan.


                        ARTICLE VII - BONUS STOCK AWARDS

         8.1 AWARD OF BONUS STOCK. The committee may award shares of Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The Committee reserves the right to issue such amount of shares to Eligible Persons as the Committee deems fit.

         8.2 ELIGIBILITY. The Employees eligible for Bonus Stock Awards are the senior officers (i.e., chief executive officer, chief operating officer, chief financial officer, president, vice presidents, secretary, treasurer, and similar positions) and consultants of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

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                           ARTICLE IX - ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

         (a) determine the Eligible Persons to whom and the time or times at which Options or Awards will be made,

         (b) determine the number of shares and the purchase price of Stock covered in each Option or Award, subject to the terms of the Plan,

         (c) determine the terms, provisions and conditions of each Option and Award, which need not be identical,

         (d) accelerate the time at which any outstanding Option or SAR may be exercised, or Restricted Stock Award will vest,

         (e) define the effect, if any, on an Option or Award of the death, disability, retirement, or termination of employment of the Employee,

         (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

         (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

         The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.


                  ARTICLE X - AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify this Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment that would (a) materially increase the number of shares of Stock that may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase

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the benefits accruing to participants under this Plan, shall be made without the approval of the Company's stockholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board of Directors shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.


                           ARTICLE XI - MISCELLANEOUS

         11.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Eligible Person under this Plan. All Eligible Persons shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under this Plan.

         11.2 NO EMPLOYMENT OBLIGATION. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Eligible Person. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

         11.3 FORFEITURE. Notwithstanding any other provisions of this Plan, if the Committee finds by a majority vote after full consideration of the facts that an Eligible Person, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Eligible Person shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Eligible Person's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

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         The decision of the Committee as to the cause of an Employee's discharge, the damage done to the Company or an Affiliate, and the extent of an Eligible Person's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

         11.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Eligible Person any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or SAR, lapse of restrictions on Restricted Stock, or award of Performance Stock. In the alternative, the Company may require the Eligible Person (or other person exercising the Option, SAR or receiving the Stock) to pay the sum directly to the employer corporation. If the Eligible Person (or other person exercising the Option or SAR or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Eligible Person of the existence of the tax or the amount which the employer corporation will be required to withhold.

         11.5 WRITTEN AGREEMENT. Each Option and Award shall be embodied in a written agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Eligible Person and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Eligible Person, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

         11.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the

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Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         11.7 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

         11.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         11.9 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

         11.10 OTHER OPTIONS OR AWARDS. The grant of an Option or Award shall not confer upon the Eligible Person the right to receive any future or other Options or Awards under this Plan, whether or not Options or Awards may be granted to similarly situated Eligible Persons, or the right to receive future Options or Awards upon the same terms or conditions as previously granted.

         11.11 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Delaware.

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